As filed with the Securities and Exchange Commission on October 18, 2000

                                                    Registration No. 333-27673

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CYTOGEN CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2322400
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

               600 College Road East CN 5308, Princeton, NJ 08540
--------------------------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

      Cytogen Corporation 1988 Stock Option Plan for Non-Employee Directors
               Cytogen Corporation 1989 Employee Stock Option Plan
                 Cytogen Corporation 1989 Special Employee Plan
      Cytogen Corporation 1989 Stock Option Policy for Outside Consultants
             Cytogen Corporation 1992 Employee Stock Option Plan II
                   Cytogen Corporation 1995 Stock Option Plan
                Cytogen Corporation Employee Stock Purchase Plan

                                   ----------

                                  Cellcor, Inc.
                             1988 Stock Option Plan
                   1992 Stock Option and Restricted Stock Plan
                            1992 Director Stock Plan
                            1995 Stock Incentive Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                            Catherine M. Verna, Esq.
                       Vice President and General Counsel
                               Cytogen Corporation
               600 College Road East CN 5308, Princeton, NJ 08540
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (609) 750-8200
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                               Raymond Thek, Esq.
                   Buchanan Ingersoll Professional Corporation
                              650 College Road East
                               Princeton, NJ 08540
                                 (609) 987-6800

                                EXPLANATORY NOTE

     The Post-Effective Amendment No. 1 to Form S-8 and the Prospectus filed by Cytogen Corporation (the "Company") relates to the public resale, from time to time, of an aggregate of 8,488,960 shares of Common Stock, $0.01 par value per share (the "Common Stock"), by certain stockholders identified in the section entitled "Selling Stockholders." Such shares have been or may be acquired upon the exercise of stock options granted or upon stock purchases pursuant to: (i) 300,000 shares of Common Stock issuable pursuant to the Cytogen Corporation 1988 Stock Option Plan for Non-Employee Directors, as amended (the "1988 Cytogen Director Plan"); (ii) 2,100,000 shares of Common Stock issuable pursuant to options previously granted or to be granted under the Cytogen Corporation 1989 Employee Stock Option Plan (the "1989 Cytogen Employee Plan"); (iii) 20,500 shares of Common Stock issuable pursuant to options previously granted or to be granted under the Cytogen Corporation 1989 Special Employee Plan (the "Cytogen Special Employee Plan"); (iv) 100,000 shares of Common Stock issuable pursuant to options previously granted or to be granted under the Cytogen Corporation 1989 Stock Option Policy for Outside Consultants (the "Cytogen Outside
Consultant Plan"); (v) 750,000 shares of Common Stock issuable pursuant to options previously granted or to be granted under the Cytogen Corporation 1992 Employee Stock Option Plan II, as amended (the "Cytogen 1992 Employee Plan II");
(vi) 4,502,635 shares of Common Stock issuable pursuant to options previously granted or to be granted under the Cytogen Corporation 1995 Stock Option Plan, as amended (the "1995 Cytogen Stock Option Plan"); (vii) 500,000 shares of Common Stock issuable pursuant to options previously granted or to be granted under the Cytogen Corporate Employee Stock Purchase Plan (the "Cytogen Employee Stock Purchase Plan"); and (viii) 215,825 shares of Common Stock issuable pursuant to the Cellcor, Inc. 1988 Stock Option Plan (the "1988 Cellcor Option Plan"), 1992 Stock Option and Restricted Stock Plan (the "1992 Cellcor Stock Option Plan"), 1992 Director Stock Plan (the "1992 Cellcor Director Plan"), and 1995 Stock Incentive Plan (the "1995 Cellcor Incentive Plan"). The 1988 Cytogen Director Plan, 1989 Cytogen Employee Plan, Cytogen Special Employee Plan, Cytogen Outside Consultant Plan, Cytogen 1992 Employee Plan II, 1995 Cytogen Stock Option Plan, Cytogen Employee Stock Purchase Plan, 1988 Cellcor Option Plan, 1992 Cellcor Stock Option Plan, 1992 Cellcor Director Plan, and 1995 Cellcor Incentive Plan are collectively referred to hereinafter as the "Plans." The shares issuable pursuant to the Plans have been registered on the following Registration Statements:

          o Form S-8 filed with the Securities and Exchange Commission (the "SEC") on December 8, 1986 registering 700,000 shares of Common Stock of the Company, to be offered pursuant to the 1989 Cytogen Employee Plan;

          o Form S-8 filed with the SEC on August 18, 1989 registering the following Common Stock of the Company: (i) 100,000 shares to be offered pursuant to the 1988 Cytogen Director Plan; (ii) 1,400,000 shares to be offered pursuant to the 1989 Cytogen Employee Plan;

                                      (i)

          o and (iii) 20,500 shares to be offered pursuant to the Cytogen Special Employee Plan;

          o Form S-8 filed with the SEC on September 29, 1992 registering 120,000 shares of Common Stock of the Company, to be offered pursuant to the Cytogen 1992 Employee Plan II;

          o Form S-8 filed with the SEC on January 12, 1993 registering 630,000 shares of Common Stock of the Company, to be offered pursuant to the Cytogen 1992 Employee Plan II, as amended;

          o Form S-8 filed with the SEC via EDGAR on October 10, 1995 registering 2,402,635 shares of Common Stock of the Company, to be offered pursuant to the 1995 Cytogen Stock Option Plan;

          o Form S-8 filed with the SEC via EDGAR on January 26, 1996, registering 606,952 shares of Common Stock of the Company, to be offered pursuant to the 1988 Cellcor Option Plan, the 1992 Cellcor Stock Option Plan, the 1992 Cellcor Director Plan and the 1995 Cellcor Incentive Plan;

          o    Form   S-8  filed  with  the  SEC  via  EDGAR  on  May 29,  1996, registering 200,000 shares of Common Stock of the Company, to be offered pursuant to the 1988 Cytogen Director Plan;

          o    Form   S-8  filed  with  the   SEC  via  EDGAR  on  May 29, 1996,
               registering 2,100,000 shares of Common Stock of the Company, to be offered pursuant to the 1995 Cytogen Stock Option Plan; and

          o Form S-8 filed with the SEC via EDGAR on May 23, 1997, registering 500,000 shares of Common Stock of the Company, to be offered pursuant to the Cytogen Employee Stock Purchase Plan.


                                      (ii)

                                   PROSPECTUS

                  S-3 Reoffer Prospectus dated October 18, 2000

                               CYTOGEN CORPORATION
               600 College Road East, CN 5308, Princeton, NJ 08540


                        Three Hundred Thousand (300,000)
               Shares of Common Stock Issued or Issuable under the
   Cytogen Corporation 1988 Stock Option Plan for Non-Employee Directors, as
                                     amended

                  Two Million One Hundred Thousand (2,100,000)
               Shares of Common Stock Issued or Issuable under the Cytogen Corporation 1989 Employee Stock Option Plan

                      Twenty Thousand Five Hundred (20,500)
               Shares of Common Stock Issued or Issuable under the
                 Cytogen Corporation 1989 Special Employee Plan

                         One Hundred Thousand (100,000)
               Shares of Common Stock Issued or Issuable under the
      Cytogen Corporation 1989 Stock Option Policy for Outside Consultants

                     Seven Hundred Fifty Thousand (750,000)
               Shares of Common Stock Issued or Issuable under the
       Cytogen Corporation 1992 Employee Stock Option Plan II, as amended

   Four Million Five Hundred Two Thousand Six Hundred Thirty Five (4,502,635)
               Shares of Common Stock Issued or Issuable under the
             Cytogen Corporation 1995 Stock Option Plan, as amended

                         Five Hundred Thousand (500,000)
               Shares of Common Stock Issued or Issuable under the
                Cytogen Corporation Employee Stock Purchase Plan

        Two Hundred Fifteen Thousand Eight Hundred Twenty Five (215,825)
               Shares of Common Stock Issued or Issuable under the
                      Cellcor, Inc. 1988 Stock Option Plan
            Cellcor, Inc. 1992 Stock Option and Restricted Stock Plan
                     Cellcor, Inc. 1992 Director Stock Plan
                    Cellcore, Inc. 1995 Stock Incentive Plan

--------------------------------------------------------------------------------

     This Prospectus relates to the public resale, from time to time, of 8,488,960 shares of our Common Stock (the "Shares") by certain stockholders identified below in the section entitled "Selling Stockholders." The Shares have been or may be acquired upon the exercise of stock options granted or upon stock purchases pursuant to the Plans. Options or Shares may be issued under the Plans in amounts and to persons not presently known to us. Such information, when known, may be included in an amendment to this Prospectus.

     We will receive no proceeds from the sale by the Selling Stockholders (as defined below) of the Shares covered by this Prospectus.

     We have not entered into any underwriting arrangements in connection with the sale of the Shares. The Shares may be sold from time to time by the Selling Stockholders or by permitted pledgees, donees, transferees or other permitted successors in interest and may be made on the Nasdaq National Market at such prices and upon such terms as are then prevailing or at prices related to the then current market price, or in negotiated transactions.

     Our Common Stock is traded on the Nasdaq National Market under the symbol "CYTO". On October 6, 2000, the last reported sale price of our Common Stock on the Nasdaq National Market was $5.938 per share.

                    ----------------------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT CERTAIN OF THE RISKS THAT YOU SHOULD CONSIDER BEFORE PURCHASING SHARES OF OUR COMMON STOCK.

                    ----------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is October 18, 2000.

                               CYTOGEN CORPORATION

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

About Cytogen Corporation...............................................    3

Risk Factors............................................................    5

Use of Proceeds.........................................................    22

Selling Stockholders....................................................    22

Plan of Distribution....................................................    24

Legal Matters...........................................................    25

Experts.................................................................    25

Information Incorporated by Reference...................................    25

Where You Can Find More Information.....................................    27

Indemnification of Directors and Officers...............................    27

Securities and Exchange Commission Position on Indemnification
  for Securities Act Liabilities........................................    29

                            ABOUT CYTOGEN CORPORATION

     Cytogen is an established biopharmaceutical company with two principal lines of business, oncology and proteomics. We are extending our expertise in antibodies and molecular recognition to the development of new products and a proteomics-driven drug discovery platform. We have established a pipeline of product candidates based upon our proprietary antibody and prostate specific membrane antigen, or PSMA, technologies. We are also developing a proprietary protein pathway database as a drug discovery and development tool for the pharmaceutical and biotechnology industries.

     Our cancer management franchise is currently comprised of three marketed FDA-approved products: ProstaScint(R), used to image the extent and spread of prostate cancer; OncoScint CR/OV(R), marketed as a diagnostic imaging agent for colorectal and ovarian cancer and Quadramet(R), marketed for the relief of cancer-related bone pain. We are extending our cancer pipeline by exploiting PSMA, which we exclusively licensed from Memorial Sloan-Kettering Cancer Center. PSMA is a unique antigen highly expressed in prostate cancer cells and in the neovasculature of a variety of other solid tumors, including breast, lung and colon. We are developing our PSMA technology as part of our approach to offering a full range of prostate cancer management products and services throughout the progression of the disease, including gene-based immunotherapy vaccines, antibody-delivered therapeutic compounds and novel assays for detection of primary prostate cancer. We also plan to apply our PSMA technology, including therapeutics and in vitro diagnostics, toward other types of cancer based upon our experience in prostate cancer. Our in vivo immunotherapeutic development program is being conducted in collaboration with Progenics Pharmaceuticals.

     Proteomics is the study of the expression and interaction of proteins. Genomics is the study and identification of an organism's genetic makeup. While genomics provides important information regarding genetic makeup, it does not directly provide information regarding protein functions or protein interactions. However, genomics data can prove useful in proteomics research as a source of obtaining complete protein sequences of ligands we have identified. Public availability of this genomics information allows for effective integration in our database of public and proprietary information. We recognized in our past research that the key to understanding or developing the means to intervene in diseases was primarily based on understanding protein interactions rather than only through the use or study of genomics. We undertook this approach on our own initiative and with our own funds. Our proteomics program, under development by our subsidiary, AxCell Biosciences Corporation, is focused on the identification of protein interaction and signaling pathways within cells as relating to disease processes.

     Cytogen markets and sells ProstaScint and OncoScint through its own twenty-five member sales and marketing organization. Cytogen has developed expertise in sales and marketing of its products through urologists, oncologists, radiation oncologists and nuclear medicine. Cytogen has also developed educational programs that can be accessed through the world wide web.

     We utilize our proprietary proteomics technology to map selective protein-protein interactions and to develop a database, called the Inter-Functional Proteomic Database, or IFP Database, which includes data relating to protein signaling pathways linked to a variety of other bioinformatic data. The IFP Database is designed to permit customers to integrate existing databases, both public and proprietary, with our proprietary data to create a 'virtual laboratory' on the computer desktop of researchers involved in drug discovery. We believe this database has significant potential commercial value to the pharmaceutical and biotechnology industries as a means of expediting drug target identification, validation, screen development and lead compound optimization faster and cheaper than with current methodologies. These proprietary technologies are designed to provide a platform from which we can quickly and cost-effectively determine protein-protein interactions and build pathways of intracellular signaling data. Our IFP Database also offers a consolidated platform to enable statistical and mathematical modeling of complex protein pathways.

     We are a Delaware corporation. Our principal executive offices are located at 600 College Road East CN 5308, Princeton, NJ 08540 and our telephone number at that location is (609) 750-8200.

     All references to "we," "us," "our," "Company" or Cytogen in this Prospectus means Cytogen Corporation and its subsidiaries.

                                  RISK FACTORS

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS TOGETHER WITH THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN YOUR DECISION AS TO WHETHER TO INVEST IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS COULD BE SIGNIFICANTLY AND ADVERSELY AFFECTED. IF THAT HAPPENS, THE PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

WE HAVE A HISTORY OF OPERATING LOSSES AND AN ACCUMULATED DEFICIT AND EXPECT TO INCUR LOSSES IN THE FUTURE.

     We have a history of operating losses since our inception. We had a net loss of $4,548,000 during the six months ended June 30, 2000. We had net income of $729,000 during the year ended December 31, 1999 which included certain non-operating gains. We had net losses of $13,152,000 during the year ended
December 31, 1998 and $30,712,000 during the year ended December 31, 1997. We had an accumulated deficit of $305,831,000 as of June 30, 2000. In order to develop and commercialize our technologies, particularly our proteomics program and our prostate specific membrane antigen, or PSMA, technology, and expand our oncology products, we expect to incur significant increases in our expenses over the next several years. As a result, we may need to generate significant additional revenue to become profitable.

     Our ability to generate and sustain significant additional revenues or achieve profitability will depend upon the factors discussed elsewhere in this "Risk Factors" Section, as well as numerous other factors outside of our control, including:

     o development of competing products that are more effective or less costly then our own;

     o our ability to, develop and commercialize our own products and technologies; and

     o our ability to achieve increased sales for our existing products and sales for any new products.

     As a result, we may never be able to generate or sustain significant additional revenue or achieve profitability.

WE ARE HEAVILY DEPENDENT ON MARKET ACCEPTANCE OF PROSTASCINT AND QUADRAMET FOR NEAR-TERM REVENUES.

     ProstaScint and Quadramet are expected to account for a significant percentage of our product-related revenues in the near future. For the six months ended June 30, 2000, revenues from ProstaScint and Quadramet accounted for approximately 93% of our product related revenues.

     Because these products contribute the majority of our product-related revenues, our business, financial condition and results of operations depend on their acceptance as safe, effective and cost-efficient alternatives to other available treatment and diagnostic protocols by the medical community, including:

     o    health care providers, such as hospitals and physicians; and

     o third-party payors, including Medicare, Medicaid, private insurance carriers and health maintenance organizations.

     Our customers, including technologists and physicians, must successfully complete our Partners in Excellence Program, or PIE Program, a proprietary training program designed to promote the correct acquisition and interpretation of ProstaScint images. This product is technique dependent and requires a learning commitment on the part of users. We cannot assure you that additional physicians will make this commitment or otherwise accept this product as part of their treatment practices.

     Berlex Laboratories, Inc. markets Quadramet in the United States through an agreement that we entered into in October 1998. We cannot assure you that Berlex will be able to successfully market Quadramet or that this agreement will result in significant revenues for us. We recently obtained marketing rights to Quadramet in Canada, but have not yet implemented a selling program. We cannot assure you that Quadramet can be marketed effectively in Canada, or that it will contribute significantly to our revenues.

     We cannot assure you that Quadramet will be approved for additional indications, due to uncertainty as to efficacy or safety for other purposes, regulatory obstacles and physician preferences for existing or competing practices.

     Accordingly, we cannot assure you that ProstaScint or Quadramet will achieve market acceptance on a timely basis, or at all. If ProstaScint or Quadramet do not achieve broader market acceptance, we may not be able to generate sufficient revenue to become profitable.

WE HAVE EXPERIENCED FLUCTUATING RESULTS OF OPERATIONS.

     Our results of operations have fluctuated on an annual and quarterly basis and may fluctuate significantly from period to period in the future, due to, among other factors:

     o    variations in revenue from sales of and royalties from our products;

     o timing of regulatory approvals and other regulatory announcements relating to our products;

     o    variations in our marketing, manufacturing and distribution channels;

     o timing of the acquisition and successful integration of complementary products and technologies;

     o timing of new product announcements and introductions by us and our competitors; and

     o product obsolescence resulting from new product introductions by us or our competitors.

     Many of these factors are outside our control. Due to one or more of these factors, our results of operations may fall below the expectations of securities analysts and investors in one or more future quarters. If this happens, the market price of our Common Stock could decline.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL WHICH MAY NOT BE AVAILABLE.

     We have incurred negative cash flows from operations since inception. We have expended, and will need to continue to expend, substantial funds to complete our planned product development efforts, including our proteomics and PSMA programs. Our future capital requirements and the adequacy of our available funds depend on many factors, including:

     o    successful commercialization of our products;

     o    acquisition of complementary products and technologies;

     o    magnitude, scope and results of our product development efforts;

     o    progress of preclinical studies and clinical trials;

     o    progress toward regulatory approval for our products;

     o costs of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights;

     o    competing technological and market developments; and

     o    expansion  of   strategic  alliances  for  the  sale,  marketing   and
          distribution of our products.

     We may raise additional capital through public or private equity offerings, debt financings or additional collaborations and licensing arrangements. Additional financing may not be available to us when we need it, or, if available, we may not be able to obtain financing on terms favorable to us or our stockholders. If we raise additional capital by issuing equity securities, the issuance will result in ownership dilution to our stockholders. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish rights to certain of our technologies or product candidates or to grant licenses on unfavorable terms. If we relinquish rights or grant licenses on unfavorable terms, we may not be able to develop or market products in a manner that is profitable to us. If adequate funds are not available, we may not be able to conduct research activities, preclinical studies, clinical trials or other activities relating to the successful commercialization of our products on a timely basis, if at all, with the result that our business could be significantly and adversely affected.

OUR  PRODUCTS,   GENERALLY,   ARE  IN  THE  EARLY  STAGES  OF  DEVELOPMENT   AND
COMMERCIALIZATION AND WE MAY NEVER ACHIEVE THE GOALS OF OUR BUSINESS PLAN.

     We began operations in 1980 and have been engaged primarily in research directed toward the development, commercialization and marketing of products to improve diagnosis and treatment of cancer and other disease. In December 1992, we introduced for commercial use our ONCOSCINT imaging agent. In October 1996, we introduced for commercial use our ProstaScint imaging agent. In March 1997, we introduced for commercial use our Quadramet therapeutic product. These products have not yet achieved significant commercial success. In 1998, we began a restructuring of our company to focus on the development of our PSMA and proteomics technologies as well as the marketing of these existing products.

     Early last year, we completed our restructuring. Our PSMA and proteomics technologies are still in the early stages of development. We have only recently begun to incorporate our proteomics technology into commercialized products. We may be unable to continue to successfully develop or commercialize these products and technologies.

     Our business is therefore subject to the risks inherent in the development of an early stage biopharmaceutical business enterprise, such as the need:

     o to obtain sufficient capital to support the expenses of developing our technology and commercializing our products;

     o    to ensure that our products are safe and effective;

     o    to obtain regulatory approval for the use and sale of our products;

     o to manufacture our products in sufficient quantities and at a reasonable cost;

     o    to develop a sufficient market for our products; and

     o to attract and retain qualified management, sales, technical and scientific staff.

     The problems frequently encountered using new technologies and operating in a competitive environment also may affect our business. If we fail to properly address these risks and attain our business objectives, our business could be significantly and adversely affected.

OUR PROTEOMICS PROGRAM IS AT AN EARLY STAGE OF DEVELOPMENT.

     We have developed and intend to continue to develop our proteomics program. This technology involves new approaches to drug research and development and remains commercially unproven. Our technology and development focus is primarily directed toward offering an infrastructure to companies for the development of drugs to treat a variety of complex human diseases. There is limited understanding generally relating to the role of proteins in diseases, and few products based on protein interaction discoveries have been developed and commercialized. Even if our proteomics program is successful in identifying and validating biological targets, there is no certainty that we or our customers will be able to develop or commercialize products to improve human health.

     Our technology program for proteomics is still in the early stages of development. We may not be able to populate our IFP DATABASE with information that is useful to potential customers in a timely manner. Even if we complete and develop successfully our proteomics technology, the technology may not be accepted by, or be useful to, our potential customers.

     In addition, the success of our proteomics technology will depend upon our ability to use software tools to generate data that relates protein signaling pathways to a variety of other bioinformatic data. Because of the complexity of this data, we may not be able to detect and remedy any design defects or software errors in our existing or future technologies, including databases.

     We may not be successful in addressing or mitigating these risks and uncertainties, and, if we are not, our business could be significantly and adversely affected.

THERE IS A LIMITED MARKET FOR OUR POTENTIAL PROTEOMICS PRODUCTS.

     Due to the specialized nature and anticipated cost of our proteomics technology and services, there are a limited number of pharmaceutical and biotechnology companies that are potential customers. In addition, demand for our proteomics technology and services is limited because:

     o our potential customers may decide to conduct in-house research rather than subscribe to our IFP database;

     o    our competitors may offer similar services at competitive prices;

     o we may not be able to service satisfactorily the needs of our potential or actual customers;

     o    others  may   publicly  disclose  or  patent  proprietary  information
          contained in our IFP Database (including information related to protein signaling pathways or target candidates) or relating to prostate antigens or antibodies;

     o technological innovations may be discovered that are more advanced than those used by or available to us; and

     We may not be successful in addressing or mitigating these risks and uncertainties, and, if we are not, our business could be significantly and adversely affected.

OUR  PSMA PRODUCT  DEVELOPMENT PROGRAM  IS NOVEL AND,  CONSEQUENTLY,  INHERENTLY
RISKY.

     We are subject to the risks of failure inherent in the development of product candidates based on new technologies, including our PSMA technology. These risks include the possibility that:

     o    the technologies we use will not be effective;

     o    our product candidates will be unsafe;

     o our product candidates will fail to receive the necessary regulatory approvals;

     o our product candidates will be hard to manufacture on a large scale or will be uneconomical to market; and

     o we will not successfully overcome technological challenges presented by our potential new products.

     Our objectives include developing our PSMA technology into novel cancer therapeutics, including a cancer vaccine. To our knowledge, no cancer therapeutic vaccine has been demonstrated effective or approved for marketing. Our other research and development programs involve similarly novel approaches to human therapeutics. Consequently, there is no precedent for the successful commercialization of therapeutic products based on our PSMA technologies. We cannot assure you that any products will be successfully developed from our PSMA technology. If we fail to develop such products for the reasons set forth above or for any other reason, our business could be significantly and adversely affected.

ALL OF OUR POTENTIAL ONCOLOGY PRODUCTS WILL BE SUBJECT TO THE RISKS OF FAILURE INHERENT IN THE DEVELOPMENT OF DIAGNOSTIC OR THERAPEUTIC PRODUCTS BASED ON NEW TECHNOLOGIES.

     Product development for cancer treatment involves a high degree of risk. We cannot assure you that the product candidates we develop, pursue or offer will prove to be safe and effective, will receive the necessary regulatory approvals, will not be precluded by proprietary rights of third parties or will ultimately achieve market acceptance. These product candidates will require substantial additional investment, laboratory development, clinical testing and regulatory approvals prior to their commercialization. We cannot assure you that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products.

     Before we obtain regulatory approvals for the commercial sale of any of our products under development, we must demonstrate through preclinical studies and clinical trials that the product is safe and efficacious for use in each target indication. The results from preclinical studies and early clinical trials may not be predictive of results that will be obtained in large-scale testing. We cannot assure you that our clinical trials will demonstrate the safety and efficacy of any products or will result in marketable products. A number of companies in the biotechnology industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. Clinical trials or marketing of any potential diagnostic or therapeutic products may expose us to liability claims for the use of these diagnostic or therapeutic products. We may not be able to obtain product liability insurance or, if obtained, sufficient coverage may not be available at a reasonable cost. In addition, as we develop diagnostic or therapeutic products internally, we will have to make significant investments in diagnostic or therapeutic product development, marketing, sales and regulatory compliance resources. We will also have to establish or contract for the manufacture of products, including supplies of drugs used in clinical trials, under the current Good Manufacturing Practices of the FDA. We also cannot assure you that product issues will not arise following successful clinical trials and FDA approval.

     The rate of completion of clinical trials also depends on the rate of patient enrollment. Patient enrollment depends on many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites and the eligibility criteria for the study. Delays in planned patient enrollment may result in increased costs and delays, which could have a harmful effect on our ability to develop the products in our pipeline. If we are unable to develop and commercialize products on a timely basis or at all, our business could be significantly and adversely affected.

COMPETITION IN OUR FIELD IS INTENSE AND LIKELY TO INCREASE.

     We face, and will continue to face, intense competition from one or more of the following entities:

     o    pharmaceutical companies;

     o    biotechnology companies;

     o    bioinformatics companies;

     o    diagnostic companies;

     o    academic and research institutions; and

     o    government agencies.

     All of our lines of business are subject to significant competition from organizations that are pursuing technologies and products that are the same as or similar to our technology and products. Many of the organizations competing with us have greater capital resources, research and development staffs and facilities and marketing capabilities.

     Before we recover development expenses for our products and technologies, the products or technologies may become obsolete as a result of technological developments by us or others. Our products could also be made obsolete by new technologies which are less expensive or more effective. We may not be able to make the enhancements to our technology necessary to compete successfully with newly emerging technologies and failure to do so could significantly and adversely affect our business.

WE RELY HEAVILY ON OUR COLLABORATIVE PARTNERS.

     Our success depends in significant part upon the success of our collaborative partners. We have entered into the following agreements for the sale, marketing, distribution and manufacture of our products, product candidates and technologies:

     o license from The Dow Chemical Company relating to the Quadramet technology;

     o sub-license and marketing agreement with Berlex Laboratories, Inc. relating to the Quadramet technology which we licensed from The Dow Chemical Company;

     o agreement for manufacture of Quadramet by The DuPont Pharmaceuticals Company (formerly the radiopharmaceuticals division of The DuPont Merck Company);

     o marketing and platform development agreement with Informax, Inc. related to our proteomics program;

     o joint venture with Progenics Pharmaceuticals for the development of PSMA for in vivo immunotherapy for prostate and other cancers; and

     o licensing agreement with Molecular Staging for technology to be used in developing in vitro diagnostic tests using PSMA and prostate specific antogen, or PSA.

     Because our collaborative partners are responsible for certain of our sales, marketing, manufacturing and distribution activities, these activities are outside our direct control. We cannot assure you that our partners will perform their obligations under these agreements with us. In the event that our collaborative partners do not successfully market and sell our products or breach their obligations under our agreements, our products may not be commercially successful, any success may be delayed and new product development could be inhibited with the result that our business could be significantly and adversely affected.

OUR BUSINESS COULD BE HARMED IF OUR COLLABORATIVE ARRANGEMENTS EXPIRE OR ARE TERMINATED EARLY.

     We cannot assure you that we will be able to maintain our existing collaborative arrangements. If they expire or are terminated, we cannot assure you that they will be renewed or that new arrangements will be available on acceptable terms, if at all. In addition, we cannot assure you that any new arrangements or renewals of existing arrangements will be successful, that the parties to any new or renewed agreements will perform adequately or that any former or potential collaborators will not compete with us.

     We cannot assure you that our existing or future collaborations will lead to the development of product candidates or technologies with commercial potential, that we will be able to obtain proprietary rights or licenses for proprietary rights for our product candidates or technologies developed in connection with these arrangements or that we will be able to ensure the confidentiality of proprietary rights and information developed in such arrangements or prevent the public disclosure thereof.

THE TERMINATION OF ONE OR MORE LICENSE AGREEMENTS THAT ARE IMPORTANT IN THE MANUFACTURE OF OUR CURRENT PRODUCTS AND NEW PRODUCT RESEARCH AND DEVELOPMENT ACTIVITIES WOULD HARM OUR BUSINESS.

     We are a party to license agreements under which we have rights to use technologies owned by other companies in the manufacture of our products and in our proprietary research, development and testing processes. We are the exclusive licensee of certain patents and patent applications held by the University of North Carolina at Chapel Hill covering part of the technology used in the proteomics program and of certain patents and patent applications held by the Memorial Sloan-Kettering Institute covering PSMA. We depend upon the enforceability of our license with The Dow Chemical Company with respect to Quadramet. If the licenses were terminated, we may not be able to find suitable alternatives to this technology on a timely basis or on reasonable terms, if at all. The loss of the right to use these technologies that we have licensed would significantly and adversely affect our business.

WE HAVE LIMITED SALES, MARKETING AND DISTRIBUTION CAPABILITIES FOR OUR PRODUCTS.

     We have only recently established a sales force and have limited internal sales, marketing and distribution capabilities for our products. We depend on Berlex Laboratories, Inc. for the sale, marketing and distribution of Quadramet in the United States. In locations outside the United States, we have not established a selling presence. If we are unable to establish and maintain significant sales, marketing and distribution efforts, either internally or through arrangements with third parties, our business may be significantly and adversely affected.

THERE ARE RISKS ASSOCIATED WITH THE MANUFACTURE OF OUR PRODUCTS.

     If we are to be successful, our products will have to be manufactured either internally or through third-party manufacturers in compliance with regulatory requirements and at costs acceptable to us. We cannot assure you that we will be able to continue to manufacture, arrange for manufacture on reasonable terms or successfully outsource the manufacturing of our products. If we are unable to successfully manufacture or arrange for the manufacture of our products and product candidates, we will not be able to successfully commercialize our products and our business may be significantly and adversely affected.

     Quadramet is manufactured by DuPont pursuant to an agreement with both Berlex and Cytogen. Some components of Quadramet, particularly Samarium153 and EDTMP, are provided to DuPont by outside suppliers. Due to radioactive decay, Samarium153 must be produced on a weekly basis. DuPont obtains its requirements for Samarium153 from one supplier. Alternative sources for these components may not be readily available. On one occasion, DuPont was unable to manufacture Quadramet on a timely basis due to the failure of its supplier to provide Samarium153. If DuPont cannot obtain sufficient quantities of the components on commercially reasonable terms, or in a timely manner, it would be unable to manufacture Quadramet on a timely and cost-effective basis and our business could be significantly and adversely affected.

     We and our third-party manufacturers are required to adhere to US Food & Drug Administration regulations setting forth requirements for current Good Manufacturing Practices, or cGMP, and similar regulations in other countries, which include extensive testing, control and documentation requirements. Ongoing compliance with cGMP, labeling and other applicable regulatory requirements are monitored through periodic inspections and market surveillance by state and federal agencies, including the FDA, and by comparable agencies in other countries. Failure of our third-party manufacturers or us to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of the government to grant premarket clearance or premarket approval of drugs, delays, suspension or withdrawal of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions any of which could significantly and adversely affect our business.

FAILURE OF CONSUMERS TO OBTAIN ADEQUATE REIMBURSEMENT FROM THIRD-PARTY PAYORS COULD LIMIT MARKET ACCEPTANCE AND AFFECT PRICING OF OUR PRODUCTS.

     Our business, financial condition and results of operations will continue to be affected by the efforts of governments and other third-party payors to contain or reduce the costs of healthcare. There have been, and we expect that there will continue to be, a number of federal and state proposals to implement government control of pricing and profitability of therapeutic and diagnostic imaging agents such as our products. In addition, an emphasis on managed care increases possible pressure on pricing of these products. While we cannot predict whether these legislative or regulatory proposals will be adopted, or the effects these proposals or managed care efforts may have on our business, the announcement of these proposals and the adoption of these proposals or efforts could affect our stock price or our business. Further, to the extent these proposals or efforts have an adverse effect on other companies that are our prospective corporate partners, our ability to establish necessary strategic alliances may be harmed.

     Sales of our products depend in part on reimbursement to the consumer from third-party payors, including Medicare, Medicaid and private health insurance plans. Third-party payors are increasingly challenging the prices charged for medical products and services. We cannot assure you that our products will be considered cost-effective and that reimbursement to consumers will continue to be available, or will be sufficient to allow us to sell our products on a competitive basis. Approval of our products for reimbursement by a third-party payor may depend on a number of factors, including the payor's determination that our products are clinically useful and cost-effective, medically necessary and not experimental or investigational. Reimbursement is determined by each payor individually and in specific cases. The reimbursement process can be time consuming. If we cannot secure adequate third-party reimbursement for our products, our business could be significantly and adversely affected.

IF WE ARE UNABLE TO COMPLY WITH APPLICABLE GOVERNMENTAL REGULATIONS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

     Any products tested, manufactured or distributed by us or on our behalf pursuant to FDA clearances or approvals are subject to pervasive and continuing regulation by numerous regulatory authorities, including primarily the FDA. We may be slow to adapt, or we may never adapt to changes in existing requirements or adoption of new requirements or policies. Our failure to comply with regulatory requirements could subject us to enforcement action, including product seizures, recalls, withdrawal of clearances or approvals, restrictions on or injunctions against marketing our products based on our technology, and civil and criminal penalties. We cannot assure you that we will not be required to incur significant costs to comply with laws and regulations in the future or that laws or regulations will not create an unsustainable burden on our business.

     Numerous federal, state and local governmental authorities, principally the FDA, and similar regulatory agencies in other countries, regulate the preclinical testing, clinical trials, manufacture and promotion of any compounds or agents we or our collaborative partners develop, and the manufacturing and marketing of any resulting drugs. The drug development and regulatory approval process is lengthy, expensive, uncertain and subject to delays.

     The regulatory risks we face also include the following:

     o any compound or agent we or our collaborative partners develop must receive regulatory agency approval before it may be marketed as a drug in a particular country;

     o the regulatory process, which includes preclinical testing and clinical trials of each compound or agent in order to establish its safety and efficacy, varies from country to country, can take many years and requires the expenditure of substantial resources;

     o in all circumstances, approval of the use of previously unapproved radioisotopes in certain of our products requires approval of either the Nuclear Regulatory Commission or equivalent state regulatory agencies. A radioisotope is an unstable form of an element which undergoes radioactive decay, thereby emitting radiation which may be used, for example, to image or destroy harmful growths or tissue.

          We cannot assure you that such approvals will be obtained on a timely basis, or at all;

     o data obtained from preclinical and clinical activities are susceptible to varying interpretations which could delay, limit or prevent regulatory agency approval; and

     o delays or rejections may be encountered based upon changes in regulatory agency policy during the period of drug development and/or the period of review of any application for regulatory agency approval. These delays could adversely affect the marketing of any products we or our collaborative partners develop, impose costly procedures upon our activities, diminish any competitive advantages we or collaborative partners may attain and adversely affect our ability to receive royalties.

     We cannot assure you that, even after this time and expenditure, regulatory agency approvals will be obtained for any compound or agent developed by or in collaboration with us. Moreover, regulatory agency approval for a drug or agent may entail limitations on the indicated uses that could limit the potential market for any such drug. Furthermore, if and when such approval is obtained, the marketing, manufacture, labeling, storage and record keeping related to our products would remain subject to extensive regulatory requirements. Discovery of previously unknown problems with a drug, its manufacture or its manufacturer may result in restrictions on such drug, manufacture or manufacturer, including withdrawal of the drug from the market. Failure to comply with regulatory requirements could result in fines, suspension of regulatory approvals, operating restrictions and criminal prosecution.

     The US Food, Drug and Cosmetics Act requires (i) that our products be manufactured in FDA registered facilities subject to inspection, and (ii) that we comply with cGMP, which imposes certain procedural and documentation requirements upon us and our manufacturing partners with respect to manufacturing and quality assurance activities. If we or our manufacturing partners do not comply with cGMP we may be subject to sanctions, including fines, injunctions, civil penalties, recalls or seizures of products, total or partial suspension of production, failure of the government to grant premarket clearance or premarket approval for drugs, withdrawal of marketing approvals and criminal prosecution.

WE DEPEND ON ATTRACTING AND RETAINING KEY PERSONNEL.

     We are highly dependent on the principal members of our management and scientific staff. The loss of their services might significantly delay or prevent the achievement of development or strategic objectives. Our success depends on our ability to retain key employees and to attract additional qualified employees. Competition for personnel is intense, and we cannot assure you that we will be able to retain existing personnel or attract and retain additional highly qualified employees in the future.

     We have an employee retention agreement with our President and Chief Executive Officer, H. Joseph Reiser, Ph.D., which provides for vesting of stock options for the purchase of shares of our Common Stock based on continued employment and on the achievement of performance objectives defined by the board of directors. We do not have similar retention agreements with our other key personnel. If we are unable to hire and retain personnel in key positions, our business could be significantly and adversely affected unless qualified replacements can be found.

OUR BUSINESS EXPOSES US TO POTENTIAL LIABILITY CLAIMS THAT MAY EXCEED OUR FINANCIAL RESOURCES, INCLUDING OUR INSURANCE COVERAGE, AND MAY LEAD TO THE CURTAILMENT OR TERMINATION OF OUR OPERATIONS.

     Our business is subject to product liability risks inherent in the testing, manufacturing and marketing of our products. We cannot assure you that product liability claims will not be asserted against us, our collaborators or our licensees. While we currently maintain product liability insurance in amounts we believe are adequate, we cannot assure you that such coverage will be adequate to protect us against future product liability claims or that product liability insurance will be available to us in the future on commercially reasonable terms, if at all. Furthermore, we cannot assure you that we will be able to avoid significant product liability claims and adverse publicity. If liability claims against us exceed our financial resources we may have to curtail or terminate our operations.

OUR BUSINESS INVOLVES ENVIRONMENTAL RISKS THAT MAY RESULT IN LIABILITY FOR US.

     We are subject to a variety of local, state and federal government regulations relating to storage, discharge, handling, emission, generation, manufacture and disposal of toxic, infectious or other hazardous substances used to manufacture our products. If we fail to comply with these regulations, we could be liable for damages, penalties or other forms of censure and our business could be significantly and adversely affected.

PROTECTION OF OUR INTELLECTUAL PROPERTY IS DIFFICULT TO OBTAIN.

     Our business and competitive positions are dependent upon our ability to protect our proprietary technology. Because of the substantial length of time and expense associated with development of new products, we, like the rest of the biopharmaceutical industry, place considerable importance on obtaining and maintaining patent and trade secret protection for new technologies, products and processes. We have filed patent applications for our technology for diagnostic and therapeutic products and the methods for their production and use.

     The patent positions of pharmaceutical, biopharmaceutical and biotechnology companies, including us, are generally uncertain and involve complex legal and factual questions. Our patent applications may not protect our technologies and products because, among other things:

     o there is no guarantee that any of our pending patent applications will result in issued patents;

     o we may develop additional proprietary technologies that are not patentable;

     o    there   is  no   guarantee  that   any  patents  issued   to  us,  our
          collaborators or our licensors will provide a basis for a commercially viable product;

     o    there  is  no  guarantee  that  any  patents  issued   to  us  or  our
          collaborators will provide us with any competitive advantage;

     o    there  is  no  guarantee  that  any  patents  issued   to  us  or  our
          collaborators will not be challenged, circumvented or invalidated by third parties; and

     o there is no guarantee that any patents previously issued to others or issued in the future will not have an adverse effect on our ability to do business.

     In addition, patent law in the technology fields in which we operate is uncertain and still evolving, and we cannot assure you as to the degree of protection that will be afforded any patents we are issued or license from others. Furthermore, we cannot assure you that others will not independently develop similar or alternative technologies, duplicate any of our technologies, or, if patents are issued to us, design around the patented technologies developed by us. In addition, we could incur substantial costs in litigation if we are required to defend ourselves in patent suits by third parties or if we initiate such suits. We cannot assure you that, if challenged by others in litigation, the patents we have been issued, or which we have been assigned or have licensed from others will not be found invalid. We cannot assure you that our activities would not infringe patents owned by others. Defense and
prosecution  of  patent  matters  can  be  expensive  and  time-consuming   and,
regardless of whether the outcome is favorable to us, can result in the diversion of substantial financial, managerial and other resources. An adverse outcome could:

     o    subject us to significant liability to third parties;

     o require us to cease any related research and development activities and product sales; or

     o    require us to obtain licenses from third parties.

     We cannot assure you that any licenses required under any such third-party patents or proprietary rights would be made available on commercially reasonable terms, if at all. Moreover, the laws of certain countries may not protect our proprietary rights to the same extent as the laws of the United States. We cannot predict whether our or our competitors' pending patent applications will result in the issuance of valid patents which may significantly and adversely affect our business.

WE CANNOT BE CERTAIN THAT OUR SECURITY MEASURES PROTECT OUR UNPATENTED PROPRIETARY TECHNOLOGY.

     We also rely upon trade secret protection for some of our confidential and proprietary information that is not subject matter for which patent protection is available. To help protect our rights, we require all employees, consultants, advisors and collaborators to enter into confidentiality agreements that require disclosure, and in most cases, assignment to us, of their ideas, developments, discoveries and inventions, and that prohibit the disclosure of confidential information to anyone outside Cytogen. We cannot assure you, however, that these agreements will provide adequate protection for our trade secrets, know-how or other proprietary information or prevent any unauthorized use or disclosure.

WE ARE CURRENTLY SUBJECT TO PATENT LITIGATION.

     We are a defendant in litigation filed against us in the United States Federal Court for the District of New Jersey by M. David Goldenberg and Immunomedics, Inc. This lawsuit was filed on March 16, 2000. The litigation claims that our ProstaScint product infringes a patent purportedly owned by Dr. Goldenburg and licensed to Immunomedics. We believe that the purported patent sought to be enforced in the litigation has now expired. As a result, the claim, even if successful, would not result in a bar of the continued sale of ProstaScint or affect any other of our products or technology. However, given the uncertainty associated with litigation, we cannot give any assurance that the litigation will not result in a material expenditure to us or in a loss of important rights by us.

IF WE MAKE ANY ACQUISITIONS, WE WILL INCUR A VARIETY OF COSTS AND MAY NEVER REALIZE THE ANTICIPATED BENEFITS.

     If appropriate opportunities become available, we may attempt to acquire businesses, technologies, services or products that we believe are a strategic fit with our business. We currently have no commitments or agreements with respect to any acquisitions, however, if we do undertake any transaction of this sort, the process of integrating an acquired business, technology, service or product may result in operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, we may never realize the anticipated benefits of any acquisition. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets. These factors could adversely affect our results of operations and financial condition, which could cause a decline in the market price of our Common Stock.

OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE, AND YOUR INVESTMENT IN OUR STOCK COULD DECLINE IN VALUE.

     The market prices for securities of biotechnology and pharmaceutical companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our Common Stock has fluctuated over a wide range and may continue to fluctuate for various reasons, including, but not limited to, announcements concerning our competitors or us regarding:

     o    results of clinical trials;

     o    technological innovations or new commercial products;

     o changes in governmental regulation or the status of our regulatory approvals or applications;

     o    changes in earnings;

     o    changes in health care policies and practices;

     o    developments or disputes concerning proprietary rights;

     o litigation or public concern as to safety of the our potential products; and

     o    changes in general market conditions.

WE HAVE ADOPTED VARIOUS ANTI-TAKEOVER PROVISIONS WHICH MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

     Our Board of Directors has the authority, without further action by the holders of Common Stock, to issue from time to time, up to 5,400,000 shares of preferred stock in one or more classes or series, and to fix the rights and preferences of the preferred stock. Pursuant to these provisions, we have implemented a stockholder rights plan by which one preferred stock purchase right is attached to each share of Common Stock, as a means to deter coercive takeover tactics and to prevent an acquirer from gaining control of us without some mechanism to secure a fair price for all of our stockholders if an acquisition was completed. These rights will be exercisable if a person or group acquires beneficial ownership of 20% or more of our Common Stock and can be made exercisable by action of our board of directors if a person or group commences a tender offer which would result in such person or group beneficially owning 20% or more of our Common Stock. Each right will entitle the holder to buy one one-thousandth of a share of a new series of our junior participating preferred stock for $20. If any person or group becomes the beneficial owner of 20% or more of our Common Stock (with certain limited exceptions), then each right not owned by the 20% stockholder will entitle its holder to purchase, at the right's then current exercise price, common shares having a market value of twice the exercise price. In addition, if after any person has become a 20% stockholder, we are involved in a merger or other business combination transaction with another person, each right will entitle its holder (other than the 20% stockholder) to purchase, at the right's then current exercise price, common shares of the acquiring company having a value of twice the right's then current exercise price.

     We are subject to provisions of Delaware corporate law which, subject to certain exceptions, will prohibit us from engaging in any "business combination" with a person who, together with affiliates and associates, owns 15% or more of our Common Stock for a period of three years following the date that the person came to own 15% or more of our Common Stock unless the business combination is approved in a prescribed manner.

     These provisions of the stockholder rights plan, our certificate of incorporation, and of Delaware law may have the effect of delaying, deterring or preventing a change in control of us, may discourage bids for our Common Stock at a premium over market price and may adversely affect the market price, and the voting and other rights of the holders, of our Common Stock.

A LARGE NUMBER OF OUR SHARES ARE ELIGIBLE FOR FUTURE SALE WHICH MAY ADVERSELY IMPACT THE MARKET PRICE OF OUR COMMON STOCK.

     A large number of shares of Common Stock already outstanding, or issuable upon exercise of options and warrants, are eligible for resale, which may adversely affect the market price of the Common Stock. As of October 6, 2000, we had 76,452,600 shares of Common Stock outstanding. An additional 4,567,566 shares of Common Stock are issuable upon the exercise of outstanding stock options and warrants. Substantially all of such shares subject to outstanding options will, when issued upon exercise thereof, be available for immediate resale in the public market pursuant to currently effective registration statements under the Securities Act of 1933 (the "Securities Act"), as amended, or pursuant to Rule 701 promulgated thereunder.

     Berlex Laboratories, Inc. exercised its registration rights with respect to 1,000,000 shares of Common Stock and we are contractually obligated to register these shares. A registration statement with respect to these shares was filed on April 11, 2000 and declared effective April 27, 2000. Such registration statement also covered 86,394 shares of Common Stock issuable to consultants upon exercise of warrants.

     In addition, on March 28, 2000, we filed with the Securities and Exchange Commission a shelf registration statement on Form S-3 covering six million nine hundred thousand (6,900,000) shares of our Common Stock.

     Availability of a significant number of additional shares could depress the price of our Common Stock.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR SHARES OF COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

     We have never paid or declared any cash dividends on our Common Stock or other securities and intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

THIS  PROSPECTUS  CONTAINS  FORWARD-LOOKING  STATEMENTS  WITHIN  THE  MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. SUCH STATEMENTS CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS "MAY," "WOULD," "COULD," "INTEND," "PLAN," "ESTIMATE," "BELIEVE," "ANTICIPATE" AND "EXPECT." THESE STATEMENTS DISCUSS FUTURE EXPECTATIONS, CONTAIN PROJECTIONS OR STATE OTHER "FORWARD-LOOKING" INFORMATION. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH ABOVE AND ELSEWHERE IN THIS PROSPECTUS OR FOR OTHER REASONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH REFLECT MANAGEMENT'S VIEWS ONLY AS OF THE DATE OF THIS PROSPECTUS.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the Shares covered by this Prospectus. While we will receive sums upon any exercise of options by the Selling Stockholders, we currently have no plans for their application, other than for general corporate purposes. We cannot assure you that any of such options will be exercised.

                              SELLING STOCKHOLDERS

     The individuals listed below (the "Selling Stockholders") have or will acquire the Shares being registered hereunder pursuant to the exercise of options we previously granted to them or the purchase of Shares pursuant to the Plans. The Shares may not be sold or otherwise transferred by the Selling Stockholders unless and until the applicable options are exercised in accordance with their terms.

     The following table sets forth: (i) the name and position of each Selling Stockholder, whose name is known as of the date of the filing of the registration statement of which this prospectus forms a part, under the Plan who may sell Common Stock pursuant to this prospectus; (ii) the number of shares of Common Stock owned (or subject to option) by each Selling Stockholder as of the date of this prospectus; (iii) the number of shares of Common Stock which may be offered and are being registered for the account of each Selling Stockholder by this prospectus (all of which may be acquired by the Selling Stockholders pursuant to the exercise of options); and (iv) the amount and percentage of Common Stock to be owned by each such Selling Stockholder if such Selling
Stockholder were to sell all of the shares of Common Stock covered by this prospectus. There can be no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Shares offered by them pursuant to this prospectus. Options or shares of Common Stock may be issued under the Plans in amounts and to persons not presently known by us; when known, such persons, their holdings of Common Stock and certain other information may be included in a subsequent version of this prospectus.


---------------------------------------------------------------------------------------------------------------------------

                                                              Number of Shares of      Number of
                                                               Common Stock both       Shares of      Number of Shares of
                                                           directly held or subject     Common            Common Stock
                                                              to options prior to     Stock to be          Owned After
     Name                     Position with Cytogen          Offering/Percentage(1)     Offered      Offering/Percentage(2)
---------------------------------------------------------------------------------------------------------------------------
H. Joseph Reiser              Chief Executive Officer,          2,505,000/3.3%          150,000       2,355,000/3.1%(3)
                               President and Director
---------------------------------------------------------------------------------------------------------------------------
Lawrence Hoffman              Vice President and Chief             500,000/*            200,000          300,000/*(4)
                               Financial Officer
---------------------------------------------------------------------------------------------------------------------------
Richard Krawiec               Vice President, Investor             50,000/*             50,000               0/*
                               Relations and Corporate
                               Communications
---------------------------------------------------------------------------------------------------------------------------
Nicholas Borys                Vice President, Medical              50,000/*             50,000               0/*
                               Affairs
---------------------------------------------------------------------------------------------------------------------------
Terence Novak                 Vice President, Sales and            95,000/*             95,000               0/*
                               Marketing
---------------------------------------------------------------------------------------------------------------------------
John D. Rodwell               Acting President and Chief         798,200/1.0%           419,500          378,700/*(5)
                               Technical Officer, AxCell
                               BioSciences, a subsidiary
---------------------------------------------------------------------------------------------------------------------------
Catherine M. Verna            Vice President and General           50,000/*             50,000               0/*
                               Counsel
---------------------------------------------------------------------------------------------------------------------------
John E. Bagalay, Jr.          Director                             253,467/*            125,000          128,467/*(6)
---------------------------------------------------------------------------------------------------------------------------
Stephen K. Carter             Director                             43,600/*              8,000           35,600/*(7)
---------------------------------------------------------------------------------------------------------------------------
James A. Grigsby              Director                             233,867/*            70,000           163,867/*(8)
---------------------------------------------------------------------------------------------------------------------------
Robert F. Hendrickson         Director                             90,600/*             29,000           61,600/*(9)
---------------------------------------------------------------------------------------------------------------------------
S. Leslie Misrock             Director                             755,833/*            10,000          745,833/*(10)
---------------------------------------------------------------------------------------------------------------------------


-----------------

*    Less than one percent.

(1) Applicable percentage of ownership is based on 76,452,600 shares of Common Stock outstanding on October 6, 2000.

(2) Assumes that all Shares are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Stockholders prior to the termination of this offering. Because the Selling Stockholders may sell all, some or none of their Shares or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of Shares that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Stockholder will own upon completion of this offering.

(3) Includes 2,050,000 shares of Common Stock issuable pursuant to options held as of the date hereof and not registered or sold hereunder.

(4) Includes 300,000 shares of Common Stock issuable pursuant to options held as of the date hereof and not registered or sold hereunder.

(5) Does not include 100,000 shares of AxCell Biosciences Corporation Common Stock, $0.01 par value per share, issuable pursuant to options held as of the date hereof and not registered or sold hereunder.

(6) Includes 31,000 shares of Common Stock issuable pursuant to options held as of the date hereof and not registered or sold hereunder.

(7) Includes 31,000 shares of Common Stock issuable pursuant to options held as of the date hereof and not registered or sold hereunder.

(8) Includes 61,000 shares of Common Stock issuable pursuant to options held as of the date hereof and not registered or sold hereunder.

(9) Includes 31,000 shares of Common Stock issuable pursuant to options held as of the date hereof and not registered or sold hereunder.

(10) Includes 18,333 shares of Common Stock issuable pursuant to options held as of the date hereof and not registered or sold hereunder.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders have not advised us of any specific plan for distribution of the Shares offered hereby, but it is anticipated that the Shares will be sold from time to time by the Selling Stockholders or by permitted pledgees, donees, transferees or other permitted successors in interest. Such sales may be made in any of the following manners:

     o On the Nasdaq National Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the Shares are then listed, admitted to unlisted trading privileges or included for quotation);

     o    In public or privately negotiated transactions;

     o    In transactions involving principals or brokers;

     o    In a combination of such methods of sale; or

     o    Any other lawful methods.

     Although sales of the Shares are, in general, expected to be made at market prices prevailing at the time of sale, the Shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.

     When offering the Shares covered by this Prospectus, each of the Selling Stockholders and any broker-dealers who sell the Shares for the Selling Stockholders may be "underwriters" within the meaning of the Securities Act, and any profits realized by such Selling Stockholders and the compensation of such broker-dealers may be underwriting discounts and commissions.

     Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the Shares may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the Shares covered by this Prospectus, either as agents for others or as principals for their own accounts, and reselling such Shares pursuant to this Prospectus. The Selling Stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.

     Each of the Selling Stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each sale of Shares. We have not been advised of any definitive selling arrangement at the date of this Prospectus between any Selling Stockholder and any broker-dealer or agent.

     To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the Shares by any of the Selling Stockholders, will be set forth in a supplement to this Prospectus.

     The expenses of preparing and filing this Prospectus and the related Registration Statement with the SEC will be paid entirely by the Company. The Shares covered by this Prospectus also may qualify to be sold pursuant to Rule 144 under the Securities Act, rather than pursuant to this Prospectus. The Selling Stockholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitation, Rule 10b-5 thereunder.

     Neither the Company nor the Selling Stockholders can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Stockholders on account of their sales of the Shares from time to time.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Buchanan Ingersoll Professional Corporation, 650 College Road East, Princeton, New Jersey.

                                     EXPERTS

     The consolidated financial statements incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the filing of a post-effective amendment to this Prospectus which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold:

     o Our Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 000-14879), filed with the SEC on March 28, 2000;

     o All other reports filed by Cytogen pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999; and

     o The description of our Common Stock, $0.01 par value, contained in our Registration Statement on Form 8-A (File No. 000-14879) filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including any subsequent amendments or reports filed for the purpose of updating such description.

     We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated in this prospectus by reference but not delivered with the prospectus. The requests should be made to:

                        Catherine M. Verna, Esq.
                        Cytogen Corporation
                        600 College Road East CN 5308
                        Princeton, New Jersey   08540
                        (609) 750-8200

     You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. Neither Cytogen nor the Selling Stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of any such document.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document the Company files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

     We have filed with the SEC a Registration Statement on Form S-8 under the Securities Act with respect to the Shares offered hereby. This Prospectus, which constitutes a part of that registration statement, does not contain all the information contained in the registration statement and its exhibits. For further information with respect to the Shares, you should consult the registration statement and its exhibits. Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The registration statement and any of its amendments, including exhibits filed as part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty.
However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Cytogen's restated certificate of incorporation contains such a provision. Cytogen's certificate of incorporation and bylaws provide that Cytogen shall indemnify officers and directors and, to the extent permitted by the board of directors, employees and agents of Cytogen, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the bylaws permit the board of directors to authorize Cytogen to purchase and maintain insurance against any director, officer, employee or agent of Cytogen arising out of his capacity as such.

     At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any director or officer.

                   SECURITIES AND EXCHANGE COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the filing of a post-effective amendment to this Prospectus which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold:

     o Our Annual Report on Form 10-K for the year ended December 31, 1999 (Commission File No. 000-14879), filed with the SEC on March 28, 2000;

     o All other reports filed by Cytogen pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999; and

     o The description of our Common Stock, $0.01 par value, contained in our Registration Statement on Form 8-A (Commission File No. 000-14879) filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including any subsequent amendments or reports filed for the purpose of updating such description.

ITEM 4    DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty.
However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Cytogen's restated certificate of incorporation contains such a provision. Cytogen's certificate of incorporation and bylaws provide that Cytogen shall indemnify officers and directors and, to the extent permitted by the board of directors, employees and agents of Cytogen, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the bylaws permit the board of directors to authorize Cytogen to purchase and maintain insurance against any director, officer, employee or agent of Cytogen arising out of his capacity as such.

     At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any director or officer.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     The issuance of the Shares being offered by the Form S-3 Reoffer Prospectus were deemed exempt from registration under the Securities Act in reliance upon either Section 4(2) of the Securities Act as transactions not involving any public offering or Rule 701 under the Securities Act as transactions made pursuant to a written compensatory plan or pursuant to a written contract relating to compensation.

ITEM 8.   EXHIBITS.

     4.1 Cytogen Corporation 1988 Stock Option Plan for Non-Employee Directors, as amended. Filed as exhibits to Form S-8 Registration Statement (No. 33-30595) and Form 10-Q Quarterly Report for the quarter ended June 30, 1996 (Commission File No. 000-14879) and incorporated herein by reference.

     4.2 Cytogen Corporation 1989 Employee Stock Option Plan. Filed as an exhibit to Form S-8 Registration Statement (No. 33-30595) and incorporated herein by reference.

     4.3 Cytogen Corporation 1989 Special Employee Plan. Filed as an exhibit to Form S-8 Registration Statement (No. 33-30595) and incorporated herein by reference.

     4.4    Cytogen   Corporation   1989  Stock  Option   Policy   for   Outside
            Consultants. Filed as an exhibit to Amendment No. 1 to Form S-1 Registration Statement (No. 33-

            31280) and incorporated herein by reference.

     4.5 Cytogen Corporation 1992 Employee Stock Option Plan II, as amended. Filed as an exhibit to Form S-4 Registration Statement (No. 33-88612) and incorporated herein by reference.

     4.6 Cytogen Corporation 1995 Stock Option Plan, as amended. Filed as exhibits to Form 10-K Annual Report for the year ended December 31, 1995 (Commission File No. 000-14879) and Form 10-Q Quarterly Report for the quarter ended June 30, 1996 (Commission File No. 000-14879) and incorporated herein by reference.

     4.7 Cytogen Corporation Employee Stock Purchase Plan. Filed as an exhibit to Form S-8 Registration Statement (No. 333-27673) and incorporated herein by reference.

     4.8 Cellcor, Inc. 1988 Stock Option Plan. Filed as an exhibit to Form S-8 Registration Statement (No. 333-00431) and incorporated herein by reference.

     4.9 Cellcor, Inc. 1992 Stock Option and Restricted Stock Plan. Filed as an exhibit to Form S-8 Registration Statement (No. 333-00431) and incorporated herein by reference.

     4.10 Cellcor, Inc. 1992 Director Stock Plan. Filed as an exhibit to Form S-8 Registration Statement (No. 333-00431) and incorporated herein by reference.

     4.11 Cellcor, Inc. 1995 Stock Incentive Plan. Filed as an exhibit to Form S-8 Registration Statement (No. 333-00431) and incorporated herein by reference.

     5      Opinion of Buchanan Ingersoll Professional Corporation.

     23.1   Consent of Arthur Andersen  LLP.

     23.2 Consent of Buchanan Ingersoll Professional Corporation (contained in the opinion filed as Exhibit 5).

     24     Power  of  Attorney  (contained  on  the  signature  page  of   this
            Registration Statement).

ITEM 9.   UNDERTAKINGS.

     a.   Cytogen hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To  remove  from  registration  by  means  of  a    post-effective
     amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on this 18th day of October, 2000.

                                        CYTOGEN CORPORATION

                                        By: /s/ H. Joseph Reiser
                                            ------------------------------------
                                            President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints H. Joseph Reiser and, Lawrence Hoffman and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                           Title                          Date
    ---------                           -----                          ----

/s/ H. Joseph Reiser      President and Chief Executive Officer  October 9, 2000
--------------------      and Director (Principal Executive and
H. Joseph Reiser          Financial Officer)

/s/ John E. Bagalay       Director                               October 9, 2000
-------------------
John E. Bagalay

/s/ Stephen K. Carter     Director                               October 9, 2000
---------------------
Stephen K. Carter

/s/ James A. Grigsby      Director                               October 9, 2000
--------------------
James A. Grigsby

/s/ S. Leslie Misrock     Director                               October 9, 2000
---------------------
S. Leslie Misrock

/s/ Robert F. Hendrickson Director                               October 9, 2000
-------------------------
Robert F. Hendrickson

                                  EXHIBIT INDEX

      Exhibit                                     Description
      Number                                      -----------
      ------

        4.1 Cytogen Corporation 1988 Stock Option Plan for Non-Employee Directors, as amended. Filed as exhibits to Form S-8 Registration Statement (No. 33-30595) and Form 10-Q Quarterly Report for the quarter ended June 30, 1996 (Commission File No. 000-14879) and incorporated herein by reference.

        4.2 Cytogen Corporation 1989 Employee Stock Option Plan. Filed as an exhibit to Form S-8 Registration Statement (No. 33-30595) and incorporated herein by reference.

        4.3 Cytogen Corporation 1989 Special Employee Plan. Filed as an exhibit to Form S-8 Registration Statement (No. 33-30595) and incorporated herein by reference.

        4.4 Cytogen Corporation 1989 Stock Option Policy for Outside Consultants. Filed as an exhibit to Amendment No. 1 to Form S-1 Registration Statement (No. 33-31280) and incorporated herein by reference.

        4.5 Cytogen Corporation 1992 Employee Stock Option Plan II, as amended. Filed as an exhibit to Form S-4 Registration Statement (No. 33-88612) and incorporated herein by reference.

        4.6 Cytogen Corporation 1995 Stock Option Plan, as amended. Filed as exhibits to Form 10-K Annual Report for the year ended December 31, 1995 (Commission File No. 000-14879) and Form 10-Q Quarterly Report for the quarter ended June 30, 1996 (Commission File No. 000-14879) and incorporated herein by reference.

        4.7 Cytogen Corporation Employee Stock Purchase Plan. Filed as an exhibit to Form S-8 Registration Statement (No. 333-27673) and incorporated herein by reference.

        4.8 Cellcor, Inc. 1988 Stock Option Plan. Filed as an exhibit to Form S-8 Registration Statement (No. 333-00431) and incorporated herein by reference.

        4.9 Cellcor, Inc. 1992 Stock Option and Restricted Stock Plan. Filed as an exhibit to Form S-8 Registration Statement (No. 333-00431) and incorporated herein by reference.

        4.10 Cellcor, Inc. 1992 Director Stock Plan. Filed as an exhibit to Form S-8 Registration Statement (No. 333-00431) and incorporated herein by reference.

        4.11 Cellcor, Inc. 1995 Stock Incentive Plan. Filed as an exhibit to Form S-8

               Registration Statement (No. 333-00431) and incorporated herein by reference.

        5      Opinion of Buchanan Ingersoll Professional  Corporation.

        23.1   Consent of Arthur  Andersen LLP.

        23.2 Consent of Buchanan Ingersoll Professional Corporation (contained in the opinion filed as Exhibit 5).

        24 Power of Attorney (contained on the signature page of this Registration Statement).

                                    EXHIBIT 5

                               Buchanan Ingersoll
                            Professional Corporation
                         (Incorporated in Pennsylvania)
                                    Attorneys
                              650 College Road East
                           Princeton, New Jersey 08540

                                                               October 18, 2000

Cytogen Corporation
600 College Road East CN 5308
Princeton, New Jersey   08540

Gentlemen:

     We have acted as counsel to Cytogen Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company of a Post-Effective Amendment No. 1 to a Registration Statement on Form S-8 (the "Amendment") together with a Reoffer Prospectus (the "Prospectus") which relates to the public resale, from time to time, of an aggregate of 8,488,960 shares of the Company's Common Stock, $0.01 par value per share, which have been or may be acquired upon the exercise of stock options granted or upon stock purchases pursuant to: (i) the Company's 1988 Stock Option Plan for Non-Employee Directors; (ii) the Company's 1989 Employee Stock Option Plan; (iii) the Company's 1989 Special Employee Plan; (iv) the Company's 1989 Stock Option Policy for Outside Consultants; (v) the Company's 1992 Employee Stock Option Plan II, as amended; (vi) the Company's 1995 Stock Option Plan, as amended;
(vii) the Company's Employee Stock Purchase Plan; (viii) Cellcor, Inc.'s ("Cellcor") 1988 Stock Option Plan; (ix) Cellcor's 1992 Stock Option and Restricted Stock Plan; (x) Cellcor's 1992 Director Stock Plan; and (xi) Cellcor's 1995 Stock Incentive Plan, collectively referred to hereinafter as the "Plans". The shares underlying the Amendment and Prospectus are collectively referred to hereinafter as the "Shares."

     In connection with the Amendment and Prospectus, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

     1.   The issuance of the Shares has been duly and validly authorized; and

     2. The Shares underlying the Plans, when issued, delivered and sold in accordance with the terms of the Plans and the stock options, or other instruments authorized by the Plans, granted or to be granted thereunder, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Amendment and Prospectus.

                                         Very truly yours,

                                         /s/BUCHANAN INGERSOLL
                                         PROFESSIONAL CORPORATION


                                         /s/ Raymond Thek
                                         ---------------------------------------
                                         By:  Raymond Thek, a member of the firm

                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 2000, included in Cytogen Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                            Arthur Andersen LLP

Philadelphia, Pennsylvania
October 18, 2000

                                  EXHIBIT 23.2

                            (contained in Exhibit 5)

                                   EXHIBIT 24

                         (contained on signatures page)